AGREEMENT OF SALE

     THIS AGREEMENT OF SALE (this "Agreement"), entered into as of the 29th day of July, 1996, by and between OLMSTEAD PROPERTIES, INC., a New York corporation ("Purchaser"), and 45 W. 45TH STREET LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller").

                                  WITNESSETH:

     1. PURCHASE AND SALE. Purchaser agrees to purchase and Seller agrees to sell at the price of Ten Million Three Hundred Thousand And No/100 Dollars ($10,300,000.00) (the "Purchase Price"), that certain property commonly known as 45 W. 45th Street, New York, New York legally described on Exhibit A attached hereto (the "Property"). Included in the Purchase Price is all of the personal property set forth in Exhibit B (the "Personal Property").

     2. PURCHASE PRICE. The Purchase Price shall be paid by Purchaser as follows:

          (a) Upon the execution of this Agreement, the sum of One Hundred Thousand And No/100 Dollars ($100,000.00) (the "Earnest Money") to be held in escrow by and in accordance with the provisions of the Escrow Agreement ("Escrow Agreement") attached hereto as Exhibit C; and

          (b) On or before the expiration of the "Due Diligence Period" (as hereinafter defined), the sum of Four Hundred Fifteen Thousand and No/100 Dollars ($415,000.00) (the "Additional Earnest Money") to be held in accordance with the provisions of the Escrow Agreement (all references in the Agreement to the Earnest Money shall mean the Earnest Money as same may have been increased by the deposit of the Additional Earnest Money).

          (c) On the "Closing Date" (hereinafter defined), the balance of the Purchase Price, adjusted in accordance with the prorations, by federally wired "immediately available" funds, on or before 11:00 a.m Chicago time.

     3.   TITLE COMMITMENT AND SURVEY.

          A. Attached hereto as Exhibit D is a copy of a title commitment for an owner's standard title insurance policy issued by First American Title Insurance Company of New York (hereinafter referred to as "Title Insurer"), dated June 7, 1996 for the Property (the "Title Commitment"). For purposes of this Agreement, "Permitted Exceptions" shall mean: (a) the general printed exclusions contained in the standard title policy to be issued by Title Insurer based on the Title Commitment; (b) general real estate taxes, water rates, sewer rents and assessments, in each case, subject to the provisions of Paragraph 12, not yet due and payable; (c) matters shown on the "Existing Survey" (hereinafter defined); (d) matters caused by the actions of Purchaser; and (e) the title exceptions set forth in Schedule B of the Title Commitment as Numbers 1 (as modified by adding the phrase "as tenants only"), 3 (as modified by a survey reading), 4, 5 and 12. All the other exceptions to title shall be referred to as "Unpermitted Exceptions". The Title Commitment shall be conclusive evidence of good title as therein shown as to all matters to be insured by the title policy, subject only to the exceptions therein stated.

On the Closing Date, Title Insurer shall deliver to Purchaser a standard title policy in conformance with the previously delivered Title Commitment, subject only to Permitted Exceptions and Unpermitted Exceptions waived by Purchaser (the "Title Policy"). Purchaser shall pay for the costs of the Title Commitment and Title Policy and the costs of any endorsements to, or extended coverage on, the Title Policy.

          B. Purchaser has received (or will receive prior to the expiration of the Due Diligence Period) a survey of the Property prepared by Earl B. Lovell - S.P. Belcher, Inc. last revised July, 1996 (the "Existing Survey"). To the extent Purchaser requires an updated survey, Purchaser shall be responsible for obtaining, and Purchaser shall pay for the costs of, the updated survey (the "Updated Survey"). Unless otherwise agreed by Purchaser and Seller, in the event Purchaser does not terminate this Agreement pursuant to Paragraph 27, Purchaser shall be deemed to have accepted all matters disclosed by the Existing Survey and such matters shall be Permitted Exceptions.

     4.   PAYMENT OF CLOSING COSTS.

          A. In addition to the costs set forth in Paragraphs 3A and B, Purchaser shall pay for the costs of the documentary or transfer stamps to be paid with reference to the "Deed" (hereinafter defined), including City of New York and State of New York Real Property Transfer Tax, State of New York Real Property Transfer Gains Tax (to the extent applicable) and all other stamps, intangible, transfer, documentary, recording, sales tax and surtax imposed by law with reference to any other sale documents delivered in connection with the sale of the Property and Personal Property to Purchaser and all other charges of the Title Insurer in connection with this transaction.

     5.   CONDITION OF TITLE.

          A. If, prior to Closing, a date-down to the Title Commitment or the Updated Survey disclose an Unpermitted Exception, Seller shall have thirty (30) days from the date of the date-down to the Title Commitment or the Updated Survey, as applicable, to (i) bond over, cure and/or have any Unpermitted Exceptions which, in the aggregate, do not exceed $50,000.00, or, without limitation, (a) those which have arisen by reason of the affirmative intentional acts of Seller or (b) which are monetary judgments against the Property (such encumbrances in (a) and (b) being referred to as "Intentional Acts") removed from the Title Commitment or to have the Title Insurer commit to insure against loss or damage that may be occasioned by such Unpermitted Exceptions, provided that such Unpermitted Exceptions are removed from any lender's title commitment, or (ii) have the right, but not the obligation, to bond over, cure and/or have any Unpermitted Exceptions which, in the aggregate, equals or exceeds $50,000.00 (and which are not Intentional Acts), removed from the Title Commitment or to have the Title Insurer commit to insure against loss or damage that may be occasioned by such Unpermitted Exceptions, provided that such Unpermitted Exceptions are removed from any lender's title commitment.
The time of Closing shall be delayed, if necessary, to give effect to said aforementioned time periods. If Seller fails to cure or have said Unpermitted Exception removed or have the Title Insurer commit to insure as specified above within said thirty (30) day period or if Seller elects not to exercise its rights under (ii) in the preceding sentence, Seller shall deliver written notice to Purchaser on or before the expiration of said thirty (30) day period ("Seller's Title Notice") and Purchaser may elect to either accept title to the Property subject to any Unpermitted Exception or terminate this Agreement upon notice to Seller within ten (10) days after receipt of Seller's Title Notice. Absent notice from Purchaser to Seller within ten (10) days after receipt of Seller's Title Notice, Purchaser shall be deemed to have elected to take title subject to said Unpermitted Exception. If Purchaser terminates this Agreement in accordance with the terms of this Paragraph 5A, this Agreement shall become null and void without further action of the parties and all Earnest Money theretofore deposited into the escrow by Purchaser together with any interest accrued thereon, shall be returned to Purchaser, and neither party shall have any further liability to the other, except for Purchaser's obligation to indemnify Seller and restore the Property, as more fully set forth in Paragraph 7 and Seller's obligation to pay for any expenses resulting from the issuance of the Title Commitment and Purchaser's obligation to pay any expenses resulting from the Updated Survey.

          B. Seller agrees to convey fee simple title to the Property to Purchaser by bargain and sale deed with covenants against grantor's acts ("Deed") in recordable form subject only to the Permitted Exceptions and any Unpermitted Exceptions waived by Purchaser.

     6.   CONDEMNATION, EMINENT DOMAIN, DAMAGE AND CASUALTY.

          A. Except as provided in any indemnity provisions of this Agreement, Seller shall bear all risk of loss with respect to the Property up to the earlier of the dates upon which either possession or title is transferred to Purchaser in accordance with this Agreement. Notwithstanding the foregoing, in the event of damage to the Property by fire or other casualty prior to the Closing Date, repair of which would cost less than or equal to $100,000.00 (as determined by Seller in good faith) Purchaser shall not have the right to terminate its obligations under this Agreement by reason thereof, but Seller shall have the right to elect to either repair and restore the Property (in which case the Closing Date shall be extended until completion of such restoration) or to assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty (provided there is no co-insurance factor), including remitting (or crediting) to Purchaser the amount of any applicable insurance deductible, and Seller assigns Purchaser any right Seller has to adjust any claims under any applicable insurance policies. Seller shall promptly notify Purchaser in writing of any such fire or other casualty and Seller's determination of the cost to repair the damage caused thereby. In the event of damage to the Property by fire or other casualty prior to the Closing Date, repair of which would cost in excess of $100,000.00 (as determined by Seller in good faith), then this Agreement may be terminated at the option of Purchaser, which option shall be exercised, if at all, by Purchaser's written notice thereof to Seller within fifteen (15) business days after Purchaser receives written notice of such fire or other casualty and Seller's determination of the amount of such damages, and upon the exercise of such option by Purchaser this Agreement shall become null and void, the Earnest Money deposited by Purchaser shall be returned to Purchaser together with interest thereon, and neither party shall have any further liability or obligations hereunder except for Purchaser's obligations to indemnify Seller and restore the Property, as set forth more fully in Paragraph 7 and Seller's obligation to pay for any expenses resulting from the issuance of the Title Commitment and Purchaser's obligation to pay for any expenses resulting from the Updated Survey. In the event that Purchaser does not exercise the option set forth in the preceding sentence, the Closing shall take place on the Closing Date and Seller shall assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to (i) all insurance proceeds paid or payable to Seller on account of the fire or casualty, including remitting (or crediting) to Purchaser the amount of any applicable insurance deductible, and (ii) rights to adjust any claims under any applicable insurance policies.

          B. If between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which might result in the taking of any part of the Property or the taking or closing of any right of access to the Property, Seller shall immediately notify Purchaser of such occurrence. In the event that the taking of any part of the Property shall:
(i) materially impair access to the Property; (ii) cause any material non-compliance with any applicable law, ordinance, rule or regulation of any federal, state or local authority or governmental agencies having jurisdiction over the Property or any portion thereof; (iii) materially and adversely impairs the use of the Property as it is currently being operated, or (iv) result in damages in excess of $100,000.00 (hereinafter collectively referred to as a "Material Event"), Purchaser may:

              (a) terminate this Agreement by written notice to Seller, in which event the Earnest Money deposited by Purchaser, together with interest thereon, shall be returned to Purchaser and all rights and obligations of the parties hereunder with respect to the closing of this transaction will cease, except for Purchaser's obligations to indemnify Seller and restore the Property, as set forth more fully in Paragraph 7 and Seller's obligation to pay for any expenses resulting from the issuance of the Title Commitment and Purchaser's obligation to pay for any expenses resulting from the Updated Survey; or

              (b) proceed with the Closing, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to (i) Seller's right to pursue any claim against the condemning authorities (with Seller's reasonable cooperation, at no additional cost or expense to Seller, in pursuing such claim); and (ii) any award made in connection with such condemnation or eminent domain proceedings.

         Purchaser shall then notify Seller, within fifteen (15) business days after Purchaser's receipt of Seller's notice, whether Purchaser elects to exercise its rights under subparagraph (a) or subparagraph (b) of this Paragraph 6B. Closing shall be delayed, if necessary, until Purchaser makes such election. If Purchaser fails to make an election within such fifteen (15) business day period, Purchaser shall be deemed to have elected to exercise its rights under subparagraph (b).

         If between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which do not constitute a Material Event, Purchaser shall be required to proceed with the Closing, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings.

     7.  AS-IS CONDITION.

     A. Although Purchaser has completed its review of the Property and has no contingencies for inspection of the same except as expressly set forth in Paragraph 27 hereof, Purchaser shall have the right to enter upon the Property in the presence of Seller or its employees, agents or designees at reasonable times upon reasonable prior notice to Seller. The current rent roll for the Property is attached hereto as Exhibit E. The most recent tax and casualty insurance bills and utility account numbers are attached hereto as Exhibit F. A list of the service contracts is attached hereto as Exhibit G. A portion of unaudited 1995 operating statements are attached hereto as Exhibit H. Purchaser shall defend, indemnify and hold Seller and any affiliate, parent of Seller, and all shareholders, employees, officers and directors of Seller or Seller's affiliate or parent (hereinafter collectively referred to as "Affiliate of Seller") harmless from any and all liability, cost and expense (including without limitation, reasonable attorney's fees, court costs and costs of appeal) suffered or incurred by Seller or Affiliates of Seller for injury to persons or property caused by Purchaser, and the employees, agents, contractors and surveyors employed by Purchaser, while on the Property. Purchaser shall undertake its obligation to defend set forth in the preceding sentence using attorneys selected by Purchaser and reasonably approved by Seller.

     B. Except for the representations and warranties made herein, Purchaser acknowledges and agrees that it will be purchasing the Property and Personal Property based solely upon its inspections and investigations of the Property and Personal Property, and that Purchaser will be purchasing the Property and Personal Property "AS IS" and "WITH ALL FAULTS", based upon the condition of the Property and Personal Property as of the date of this Agreement, wear and tear and loss by fire or other casualty or condemnation excepted. Without limiting the foregoing, Purchaser acknowledges that, except as may otherwise be specifically set forth elsewhere in this Agreement, neither Seller nor its consultants, brokers or agents have made any other representations or warranties of any kind upon which Purchaser is relying as to any matters concerning the Property or the Personal Property, including, but not limited to, the condition of the land or any improvements comprising the Property, the existence or non-existence of "Hazardous Materials" (as hereinafter defined), economic projections or market studies concerning the Property, any development rights, taxes, bonds, covenants, conditions and restrictions affecting the Property, water or water rights, topography, drainage, soil, subsoil of the Property, the utilities serving the Property or any zoning or building laws, rules or regulations or "Environmental Laws" (as hereinafter defined) affecting the Property. Seller makes no representation or warranty that the Property complies with Title III of the Americans with Disabilities Act or any fire code or building code. Purchaser hereby releases Seller and the Affiliates of

Seller from any and all liability in connection with any claims which Purchaser may have against Seller or the Affiliates of Seller, and Purchaser hereby agrees not to assert any claims for contribution, cost recovery or otherwise, against Seller or the Affiliates of Seller, relating directly or indirectly to the existence of asbestos or Hazardous Materials on, or environmental conditions of, the Property, whether known or unknown other than for such claims relating to the environmental condition of the Property which pertain to Seller's period of ownership of the Property (the "Seller's Ownership Environmental Claims") and Seller agrees that Purchaser may name Seller as a third party defendant as a result of Seller's Ownership Environmental Claims.
 As used herein, "Environmental Laws" means all federal, state and local statutes, codes, regulations, rules, ordinances, orders, standards, permits, licenses, policies and requirements (including consent decrees, judicial decisions and administrative orders) relating to the protection, preservation, remediation or conservation of the environment or worker health or safety, all as amended or reauthorized, or as hereafter amended or reauthorized, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901. et seq.; the Emergency Planning and Community Right-to-know Act ("Right-to-know Act"), 42 U.S.C. Section 11001 et seq., the Atomic Energy Act ("AEA"), 42 U.S.C. Section 2011 et seq., the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 651 et seq., the Federal Water Pollution Control Act ("Clear Water Act"), 33 U.S.C. Section 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Clean
Air Act ("CAA"), 42 U.S.C. Section 7401 et seq.   As used herein, the term
"Hazardous Materials" means (i) "hazardous substances" as defined by CERCLA;
(ii) "hazardous wastes," as defined by RCRA; (iii) any radioactive material including, without limitation, any source, special nuclear or bi-product material, as defined by AEA; (iv) asbestos in any form or condition; (v) polychlorinated biphenyls; and (vi) any other material, substance or waste to which liability or standards of conduct may be imposed under any Environmental Laws. Notwithstanding anything contained herein to the contrary, the terms of this Paragraph 7.B shall survive the Closing and the delivery of the Deed and termination of this Agreement.

     C. Seller has provided to Purchaser certain unaudited historical financial information regarding the Property relating to certain periods of time in which Seller owned the Property. Seller and Purchaser hereby acknowledge that such information has been provided to Purchaser at Purchaser's request solely as illustrative material. Seller makes no representation or warranty that such material is complete or accurate or that Purchaser will achieve similar financial or other results with respect to the operations of the Property, it being acknowledged by Purchaser that Seller's operation of the Property and allocations of revenues or expenses may be vastly different than Purchaser may be able to attain. Purchaser acknowledges that it is a sophisticated and experienced purchaser of real estate and further that Purchaser has relied upon its own investigation and inquiry with respect to the operation of the Property and releases Seller from any liability with respect to such historical information. Notwithstanding anything contained herein to the contrary, the terms of this Paragraph 7.C shall survive the closing and delivery of the Deed and termination of this Agreement.

     D. Seller has provided to Purchaser the following existing report: Phase I Environmental Site Assessment Report prepared by HGCL, dated November 14,
1991 ("Existing Report").   Seller makes no representation or warranty
concerning the accuracy or completeness of the Existing Report. Purchaser hereby releases Seller and Affiliates of Seller from any liability whatsoever with respect to the Existing Report, or, including, without limitation, the matters set forth in the Existing Report, the accuracy and/or completeness of the Existing Report. Furthermore, Purchaser acknowledges that it will be purchasing the Property with all faults disclosed in the Existing Report. Notwithstanding anything contained herein to the contrary, the terms of this Paragraph 7.D shall survive the closing and delivery of the Deed and termination of this Agreement.

     8. CLOSING. The closing of this transaction (the "Closing") shall be on October 25, 1996 (the "Closing Date"), at the office of the Title Insurer, Purchaser's lender's office in New York City or such other place as Purchaser and Seller may mutually agree, at which time Seller shall deliver possession of the Property to Purchaser. Notwithstanding the foregoing, Purchaser shall have the right to accelerate the Closing Date at anytime after the date hereof upon ten (10) days prior written notice to Seller. The Closing shall be a "New York style" closing, in accordance with the customs of the Real Estate Board of New York, at which the Purchaser shall wire the Purchase Price to Title Insurer on the Closing Date and prior to the release of the Purchase Price to Seller, Purchaser shall receive the Title Policy or marked up commitment dated the date of the Closing Date. Seller shall deliver to Title Insurer any customary affidavit in connection with a New York style closing.

     9.  CLOSING DOCUMENTS.

     A. On the Closing Date, Purchaser and Seller shall each execute and deliver to the other a closing statement. On the Closing Date, Purchaser shall deliver to Seller the balance of the Purchase Price, and such other documents as may be reasonably required by the Title Insurer in order to consummate the transaction as set forth in this Agreement.

     B.  On the Closing Date, Seller shall deliver to Purchaser the following:

         (i) the Deed (in the form of Exhibit I attached hereto), subject to Permitted Exceptions and those Unpermitted Exceptions waived by Purchaser;

        (ii) a quit claim bill of sale conveying the Personal Property (in the form of Exhibit J attached hereto);

       (iii) assignment and assumption of intangible property (in the form attached hereto as Exhibit K);

        (iv) an assignment and assumption of leases and security deposits (in the form attached hereto as Exhibit L), as well as all security deposits and interest thereon, if any, referred to in the leases to the Property which have not been applied to the tenant's obligations thereunder. Security deposits shall not be applied to the tenant's obligations under any of the leases unless such tenant vacates the Property;

         (v) non-foreign affidavit (in the form of Exhibit M attached hereto);

        (vi) original and/or copies (to the extent originals are not available) of leases affecting the Property for all tenants of the Property (which shall be delivered at the Property);

       (vii) all documents and instruments reasonably required by the Title Insurer to issue the Title Policy;

      (viii)   possession of the Property to Purchaser;

        (ix)   evidence of the termination of the management agreement;

         (x) notice to the tenants of the Property of the transfer of title and assumption by Purchaser of the landlord's obligation under the leases and the obligation to refund the security deposits (in the form of Exhibit N); and

        (xi)   an updated rent roll.

     10. DEFAULT BY PURCHASER. ALL EARNEST MONEY DEPOSITED INTO THE ESCROW IS TO SECURE THE TIMELY PERFORMANCE BY PURCHASER OF ITS OBLIGATIONS AND UNDERTAKINGS UNDER THIS AGREEMENT. IN THE EVENT OF A DEFAULT OF THE PURCHASER UNDER THIS AGREEMENT, SELLER SHALL RETAIN ALL OF THE EARNEST MONEY AND THE INTEREST THEREON AS SELLER'S SOLE RIGHT TO DAMAGES OR ANY OTHER REMEDY, EXCEPT FOR PURCHASER'S OBLIGATIONS TO INDEMNIFY SELLER PURSUANT TO PARAGRAPH 7A HEREOF AND PURCHASER'S OBLIGATIONS TO PAY FOR ANY EXPENSES RESULTING FROM THE ISSUANCE OF THE TITLE COMMITMENT AND UPDATED SURVEY. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY PURCHASER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES.

     11. SELLER'S DEFAULT. IF THIS SALE IS NOT COMPLETED BECAUSE OF SELLER'S DEFAULT, PURCHASER'S SOLE REMEDY SHALL BE THE RETURN OF ALL EARNEST MONEY TOGETHER WITH ANY INTEREST ACCRUED THEREON, AND THIS AGREEMENT SHALL THEN BECOME NULL AND VOID AND OF NO EFFECT AND THE PARTIES SHALL HAVE NO FURTHER LIABILITY TO EACH OTHER AT LAW OR IN EQUITY, EXCEPT FOR PURCHASER'S OBLIGATIONS TO INDEMNIFY SELLER AND RESTORE THE PROPERTY AS SET FORTH MORE FULLY IN PARAGRAPH 7 AND SELLER'S OBLIGATIONS TO PAY FOR ANY EXPENSES RESULTING FROM THE ISSUANCE OF THE TITLE COMMITMENT AND PURCHASER'S OBLIGATIONS TO PAY FOR ANY EXPENSES RESULTING FROM THE UPDATED SURVEY. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IF SELLER'S DEFAULT IS ITS REFUSAL OR FAILURE TO DELIVER THE DEED AS REQUIRED UNDER THIS AGREEMENT, THEN PURCHASER WILL BE ENTITLED TO SUE FOR SPECIFIC PERFORMANCE.

     12. PRORATIONS.

          A. Rents (exclusive of delinquent rents, but including prepaid rents); refundable security deposits (which will be assigned to and assumed by Purchaser and credited to Purchaser at Closing); prepaid operating expenses incurred in the operation of the Property in a commercially reasonable manner; sewer rents; real property taxes; all costs arising under service contracts, real estate tax contributions, water and utility charges, fuel and other additional charges which are reimbursable by the tenants for the period prior to the Proration Date less any amount previously paid by the Tenants shall be paid to Seller as and when collected; and other similar items shall be adjusted ratably as of 11:59 p.m. on the actual date of the closing of this transaction ("Proration Date"), and credited to the balance of the cash due at Closing. Assessments payable in installments which are due subsequent to the Closing Date shall be paid by Purchaser. Seller shall obtain a water meter reading within thirty (30) days before the Closing and the parties agree to prorate the costs of the remaining obligations for water based on the most recent meter reading. Seller shall instruct the utility company providing the electricity and steam to the Property to terminate billing Seller as of the Closing Date and Seller shall be responsible for said charges incurred prior to the Closing Date. If the amount of any of the items to be prorated is not then ascertainable, the adjustments thereof shall be on the basis of the most recent ascertainable data. All prorations shall be subject to correction due to any error within thirty (30) days after the date of the Closing of the transaction.

          B. All sums paid following the Closing Date by any tenant of the Property who is indebted under a lease for any period prior to and including the Closing Date in excess of all sums required for said tenant to be current shall be deemed a "Post-Closing Receipt" until such time as all such indebtedness is paid in full. Within ten (10) days following each receipt by Purchaser of a Post-Closing Receipt, Purchaser shall pay such Post-Closing Receipt to Seller. Purchaser shall use commercially reasonable efforts to collect all amounts which, upon collection, would constitute Post-Closing Receipts hereunder; provided that nothing herein shall require Purchaser to institute any judicial action to collect Post-Closing Receipts. Within 120 days after the Closing Date, Purchaser shall deliver to Seller a reconciliation statement of Post-Closing Receipts through the first 90 days after the Closing Date. Upon the delivery of the Post-Closing Receipts reconciliation, Purchaser shall deliver to Seller any Post-Closing Receipts owing to Seller and not previously delivered to Seller in accordance with the terms hereof. Seller retains the right to conduct an audit, at reasonable times and upon reasonable notice, of Purchaser's books and records to verify the accuracy of the Post-Closing Receipts reconciliation statement and upon the verification of additional funds owing to Seller, Purchaser shall pay to Seller said additional Post-Closing Receipts and the cost of performing Seller's audit. Paragraph 12B of this Agreement shall survive the Closing and the delivery and recording of the deed.

     13. RECORDING. Neither this Agreement nor a memorandum thereof shall be recorded and the act of recording by Purchaser shall be an act of default hereunder by Purchaser and subject to the provisions of Paragraph 10.

     14. ASSIGNMENT. The Purchaser shall not have the right to assign its interest in this Agreement without the prior written consent of the Seller.
Any assignment or transfer of, or attempt to assign or transfer, Purchaser's interest in this Agreement shall be an act of default hereunder by Purchaser and subject to the provisions of Paragraph 10. Notwithstanding the foregoing, Purchaser may assign its interest in this Agreement without the consent of, but with prior notice to, Seller to any entity affiliated with Purchaser, or the principals of Purchaser, provided that Purchaser remains liable for and the assignee assumes the obligations of Purchaser hereunder. If any assignee of Purchaser under this Agreement petitions or applies for relief in bankruptcy or assignee is adjudicated as a bankrupt or insolvent, or assignee files any petition, application for relief or answer-seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency, or other relief for debtors (collectively, a "Bankruptcy Filing") on or before the Closing Date, said Bankruptcy Filing shall be a default under this Agreement and Purchaser shall indemnify Seller for all costs, attorney's fees and expenses of Seller resulting from Seller's efforts to obtain the Earnest Money as liquidated damages and to clear title to the Property from any encumbrance resulting from the Bankruptcy Filing.

     15. BROKER. The parties hereto represent and warrant that they have dealt with no broker in connection with this transaction other than Edward S. Gordon Company, Inc. (to be paid by Seller). Seller's commission to Edward S. Gordon Company, Inc. shall only be payable out of the proceeds of the sale of the Property in the event the transaction set forth herein closes. Purchaser shall indemnify, defend and hold Seller and Affiliates of Seller harmless from any proven claim (including without limitation, reasonable attorney's fees, court costs and costs of appeal) from anyone claiming by or through Purchaser any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated other than to Edward S. Gordon Company, Inc. Purchaser shall undertake its obligations set forth in the preceding sentence using attorneys selected by Purchaser and reasonably approved by Seller. The provisions of this Paragraph 15 will survive the Closing and delivery of the Deed.

     16.    SELLER'S REPRESENTATIONS AND WARRANTIES.

          A. Any reference herein to Seller's knowledge, representation, warranty or notice of any matter or thing shall only mean such knowledge or notice that has actually been received by Seller or any employee of Seller. Any knowledge or notice given, had or received by any of Seller's agents shall not be imputed to Seller, the general partner or limited partners of Seller, the subpartners of the general partner or limited partners of Seller.

          B. Subject to the limitations set forth in Paragraph A of this Paragraph 16, Seller hereby makes the following representations and warranties, which representations and warranties are made to Seller's knowledge: (i) Seller has no knowledge of any pending or threatened litigation, claim, cause of action or administrative proceeding concerning the Property except as set forth in the Title Commitment; (ii) Seller has the power to execute this Agreement and consummate the transactions contemplated herein; (iii) the rent roll attached hereto as Exhibit E, and updated as of the Closing Date, is accurate as of the date set forth therein; (iv) there are no other leases affecting the Property other than as set forth in the rent roll attached hereto as Exhibit E and updated as of the Closing Date and subject to Paragraph 17 herein; (v) no lease contains any option to purchase the Property or any right of first offer or right of first refusal to purchase the Property; (vi) Seller has not entered into any contract with any labor organization for the provision of services at the Property provided certain of Seller's contractors and agents may have union employees and may have entered into contracts with labor organizations; (vii) the schedule of service contracts attached hereto as Exhibit G and updated as of the Closing Date are accurate and there are no other service contracts or union contracts entered into by Seller affecting the Property; (viii) Seller shall retain and shall not distribute to the partners in Seller $500,000.00 from the proceeds of the sale of the Property for a period of one hundred fifty (150) days from the date of Closing; (ix) the Property is not subject to a contract with Consolidated Edison for the providing of steam to the Property at rates which exceed those customarily charged to office buildings of this nature in New York, New York and (x) no commissions are owed to any leasing brokers as a result of any existing leases affecting the Property (excluding any commissions arising under Paragraph 17 herein).

          C. The Balcor Company ("Balcor") represents and warrants that there are no other leases affecting the Property other than those set forth in the Rent Roll attached hereto and updated as of the Closing Date and subject to Paragraph 17 herein. Balcor agrees to execute this Agreement for the purposes of evidencing its obligation under this Paragraph 16C.

          D. Notwithstanding anything contained herein to the contrary, (i) any claim by Purchaser against Seller for a breach of a representation or warranty hereunder or for a claim arising out of a "Tenant Certificate" (as hereinafter defined) executed by Seller must be made, if at all, within one hundred fifty (150) days after the Closing Date, and (ii) any claim by Purchaser against Balcor for a breach of a representation or warranty by Balcor hereunder must be made, if at all, within one (1) year after the Closing Date.

     17.  FUTURE LEASES.

          A. Seller shall not enter into any other new lease of space at the Property, modify, terminate or renew (other than pursuant to the exercise by tenant of an option to extend contained in such tenant's lease) any existing leases of the Property unless Purchaser shall have granted its approval of such lease, modification, termination or renewal.

          B. Purchaser shall be responsible for any and all lease commissions and obligations for tenant improvements pursuant to any new leases and/or renewals, extensions or options to expand entered into or effective between the date hereof and the Closing Date which have been entered into pursuant to subparagraph 17.A.

          C. In the event Purchaser's consent is required pursuant to the terms of this Paragraph 17, such consent shall not be unreasonably withheld or delayed.

     18. ESTOPPEL CERTIFICATES. Seller agrees to deliver a certificate addressed to Purchaser and, provided Purchaser provides to Seller the name of Purchaser's lender prior to expiration of the Due Diligence Period, Purchaser's lender in the form of Exhibit O attached hereto (the "Tenant Certificate") or the form required by said tenant's lease, and containing the applicable information set forth in the Rent Roll attached hereto as Exhibit E, to the tenants set forth on the Rent Roll attached hereto as Exhibit E. Purchaser's obligation to close the transaction contemplated herein shall be contingent upon Seller delivering within three days prior to the Closing Date a Tenant Certificate addressed to Purchaser and, subject to the foregoing, Purchaser's lender, from tenants occupying in excess of 2,000 square feet. In the event Tenant Certificates delivered to Purchaser reveal tenant offsets or delinquent obligations (excluding physical defects of the Property) of Seller as landlord under said leases aggregating an amount not to exceed $50,000.00, Seller shall be deemed to have satisfied the contingency set forth in this Paragraph 18 and Seller shall have no liability for said adverse conditions raised in the Tenant Certificate provided Seller credits Purchaser with such delinquent obligations at Closing. In the event Seller has not satisfied the contingency set forth in this Paragraph 18 on or before three days prior to the Closing Date, Purchaser shall have the right to terminate this Agreement by delivering written notice to Seller at any time prior to the Closing Date. In the event Purchaser does not so terminate this Agreement in accordance with the terms hereof, Purchaser's contingency set forth in this Paragraph shall be deemed satisfied provided Seller delivers to Purchaser at Closing a Tenant Certificate executed by Seller for any undelivered Tenant Certificate. Any Tenant Certificate executed by Seller shall be subject to limitations contained in Paragraphs 16A, 16D and 20 and Seller's liability under said Certificate shall be extinguished upon the presentation of a Tenant Certificate by said Tenant showing no matters other than as disclosed under the Tenant Certificate executed by Seller. In the event Purchaser exercises its right to terminate in accordance with the terms of this Agreement, this Agreement shall be null and void, and the Earnest Money, together with interest thereon, shall be returned to Purchaser, and neither party shall have any liability to the other hereunder except for Purchaser's obligation to indemnify Seller and restore the Property, as more fully set forth in Paragraph 7A, and Seller's obligations to pay expenses resulting from the issuance of the Title Commitment and Purchaser's obligations to pay expenses resulting from the Updated Survey.

     19.  INTENTIONALLY OMITTED.

     20. LIMITATION OF LIABILITY. None of Seller's beneficiaries, shareholders, partners, officers, directors, agents or employees, heirs, successors or assigns shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and Purchaser hereby waives for itself and anyone who may claim by, through or under Purchaser any and all rights to sue or recover on account of any such alleged personal liability. Seller shall likewise have no personal liability hereunder except if the transaction contemplated by this Agreement closes, Seller may be personally liable for any such claim arising out of a breach of (i) a representation or warranty contained herein or (ii) a Tenant Certificate(s) executed by Seller up to an aggregate amount not to exceed $500,000, and Balcor may be personally liable for any such claim arising out of a breach of a representation or warranty contained in subparagraph 16.C. up to an aggregate amount not to exceed $500,000. Notwithstanding anything contained herein to the contrary, Balcor's and Seller's liability hereunder when aggregated together shall not exceed $750,000.00.

     21.  TIME OF ESSENCE.  Time is of the essence of this Agreement.

     22. NOTICES. Any notice or demand which either party hereto is required or may desire to give or deliver to or make upon the other party shall be in writing and may be (i) personally delivered, (ii) given or made by overnight courier such as Federal Express, (iii) given or made by United States registered or certified mail addressed, or (iv) given or made by telecopy, as follows:

     TO SELLER:               c/o The Balcor Company
                              Bannockburn Lake Office Plaza
                              2355 Waukegan Road
                              Suite A-200
                              Bannockburn, Illinois  60015
                              Attention:  Ilona Adams

with copies to:               The Balcor Company
                              Bannockburn Lake Office Plaza
                              2355 Waukegan Road
                              Suite A-200
                              Bannockburn, Illinois  60015
                              Attention:  Alan Lieberman
                              (847) 317-4360
                              (847) 317-4462 (FAX)

     and to:                  Katten Muchin & Zavis
                              525 West Monroe Street
                              Suite 1600
                              Chicago, Illinois  60661-3693
                              Attention:  Daniel J. Perlman, Esq.
                              (312) 902-5532
                              (312) 902-1061 (FAX)

     TO PURCHASER:            Olmstead Properties, Inc.
                              575 Eighth Avenue, Suite 2400
                              New York, New York 10018
                              Attention: Samuel Rosenblatt
                              (212) 564-6662
                              (212) 564-6667 (FAX)


     with a copy to:          Goldberg Weprin & Ustin
                              1501 Broadway
                              New York, New York 10036
                              Attention: Andrew W. Albstein, Esq.
                              (212) 221-5700
                              (212) 730-4518 (FAX)
subject to the right of either party to designate a different address for itself by notice similarly given. Any notice or demand so given shall be deemed to be delivered or made on the next business day if sent by overnight courier, on the 4th business day after the same is deposited in the United States Mail as registered or certified mail, addressed as above provided, with postage thereon fully prepaid, or, if given by telecopy, on the date of transmission if transmitted on a business day before 5:00 p.m. (Chicago time) (and, if not so transmitted, on the first business day thereafter). Any such notice, demand or document not given, delivered or made by registered or certified mail or by overnight courier as aforesaid shall be deemed to be given, delivered or made upon receipt of the same by the party to whom the same is to be given, delivered or made. Copies of all notices shall be served upon the Escrow Agent.

     22. EXECUTION OF AGREEMENT AND ESCROW AGREEMENT. Purchaser will execute three (3) copies of this Agreement and four (4) copies of the Escrow Agreement and forward them to Seller for execution, accompanied with the Earnest Money payable to the Escrow Agent set forth in the Escrow Agreement. Seller will forward one (1) copy of the executed Agreement to Purchaser and will forward the following to the Escrow Agent:

          (1)  Earnest Money;

          (2)  One (1) fully executed copy of this Agreement; and

          (3) Three (3) copies of the Escrow Agreement signed by the parties with a direction to execute two (2) copies of the Escrow Agreement and deliver a fully executed copy to each of the Purchaser and the Seller.

     23. GOVERNING LAW. The provisions of this Agreement shall be governed by the laws of the State of New York.

     24. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all other negotiations, understandings and representations made by and between the parties and the agents, servants and employees.

     25. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     26. CAPTIONS. Paragraph titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or any provision hereof.

     27. DUE DILIGENCE. Purchaser shall have fourteen (14) days from the date this Agreement has been executed by Seller and Purchaser and delivered to the other to conduct due diligence investigations and activities in respect of the Property as Purchaser deems necessary (said 14 day period shall be referred to herein as the "Due Diligence Period"). In this connection, Purchaser and its representatives shall have the right to enter upon the Property from time to time for the purposes of examining, investigating and making physical inspection(s) thereof. In addition, Purchaser and its representatives shall have access during the Due Diligence Period, to all documents and records relating to the Property and the operation thereof, including, without limitation, financial statements and related financial records. Seller agrees to cooperate in good faith with Purchaser in respect of such due diligence activities and investigations and shall make available to Purchaser and its representatives at the Property or the offices of Edward S. Gordon Company during the normal business hours, all such documents and records with respect to the Property. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall have the right to terminate this Agreement if, in its sole and exclusive judgment, it is dissatisfied with the results of its due diligence activities (including, without limitation, any matters disclosed by the Existing Survey), by written notice given to Seller on or before the expiration of the Due Diligence Period. In the event Purchaser elects to terminate this Agreement in the manner provided herein, the Earnest Money, plus any interest accrued thereon, shall be returned to Purchaser and this Agreement shall be null and void and the parties hereto shall have no further rights or liabilities, each to the other, under this Agreement. Purchaser shall defend, indemnify and hold Seller and any affiliate, parent of Seller and all shareholders, employees, officers and directors of Seller or Seller's affiliate or parent (hereinafter collectively referred to as "Affiliate of Seller") harmless from any and all liability, cost and expense (including, without limitation, reasonable attorneys' fees, court costs and cost of appeal) suffered or incurred by Seller or Affiliates of Seller for injury to person or property or any mechanic's liens caused by Purchaser's investigations and inspections of the Property. Prior to commencing any physical tests, physical studies and physical investigations, Purchaser shall furnish to Seller a certificate of insurance evidencing comprehensive general public liability insurance insuring the person, firm or entity performing such tasks, studies and investigations and listing Seller and Purchaser as additional insureds thereunder. If Purchaser terminates this Agreement by written notice to Seller prior to the expiration of the Due Diligence Period, Purchaser shall promptly deliver or cause to be delivered to Seller, copies of all documents, instruments, agreements and other materials provided by or on behalf of Seller to Purchaser.

     IN WITNESS WHEREOF, the parties hereto have put their hand and seal as of the day of July, 1996.

                              PURCHASER:

                              OLMSTEAD PROPERTIES, INC., a New York corporation


                              By:  /s/ Samuel Rosenblatt
                                   --------------------------------
                              Name:    Samuel Rosenblatt
                                   --------------------------------
                              Its:     President
                                   --------------------------------


                              SELLER:

                              45 W. 45TH STREET LIMITED PARTNERSHIP,
                              an Illinois limited partnership

                              By:  45 W. 45TH Street Partners, Inc., an
                                   Illinois corporation, its general partner


                                   By:  /s/ Alan G. Lieberman
                                        --------------------------------
                                   Name:    Alan G. Lieberman
                                        --------------------------------
                                   Its:     Senior Vice President
                                        -------------------------------


                              BALCOR:

                              THE BALCOR COMPANY


                              By:  /s/ Alan G. Lieberman
                                   ---------------------------------
                              Name:    Alan G. Lieberman
                                   ---------------------------------
                              Its:     Senior Vice President
                                   ---------------------------------
                    of Edward S. Gordon Company, Inc. ("Seller's Broker") executed this Agreement in its capacity as a real estate broker and acknowledges that the fee or commission due it from Seller as a result of the transaction described in this Agreement is as set forth in that certain Listing
Agreement, dated   , 199  between Seller and Seller's Broker (the "Listing
Agreement"). Seller's Broker also acknowledges that payment of the aforesaid fee or commission is conditioned upon the Closing and the receipt of the Purchase Price by the Seller. Seller's Broker agrees to deliver a receipt to the Seller at the Closing for the fee or commission due Seller's Broker and a release stating that no other fees or commissions are due to it from Seller or Purchaser.

                              Edward S. Gordon Company, Inc.



                              By:
                                   -------------------------------------

                                   Exhibits

A - Legal

B - Personal Property

C - Escrow Agreement

D - Title Commitment

E - Rent Roll

F - Tax and Insurance Bills and Utility Account Numbers

G - Service Contracts

H - 1995 Operating Statements

I - Deed

J - Bill of Sale

K - Assignment and Assumption of Intangible Property

L - Assignment and Assumption of Leases and Security Deposits

M - Non-Foreign Affidavit

N - Notice to Tenants

O - Tenant Certificate